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                                                                   EXHIBIT 10.30



                                SECOND AMENDMENT
                                ----------------

     SECOND AMENDMENT AND WAIVER, dated as of March 13, 1997 (this "Amendment"), to the Credit Agreement, dated as of December 1, 1995, among LASALLE RE HOLDINGS LIMITED, a Bermuda company (the "Borrower"), the several banks and other financial institutions from time to time parties to this Agreement (collectively, the "Lenders"; individually, a "Lender") and THE CHASE MANHATTAN BANK (formerly known as CHEMICAL BANK), a New York banking corporation, as administrative agent for the Lenders hereunder.


                              W I T N E S S E T H:
                              --------------------

     WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower; and

     WHEREAS, the Borrower has requested, and, upon this Amendment becoming effective, the Required Lenders have agreed, that certain provisions of the Credit Agreement be amended in the manner provided for in this Amendment.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     I. Defined Terms. Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

     II.  Amendments to Credit Agreement.

     1. Amendment to Subsection 1.1. (a) The definition of "Statutory Capital" set forth in subsection 1.1 of Credit Agreement is hereby amended by deleting that definition in its entirety and substituting therefor the following:

               "Statutory Capital": at any date of determination, (i)(1) the amount set forth on line 3 of the Statutory Statement of Capital and Surplus in the Annual Return of LaSalle Re (or, if such statement shall be modified, the equivalent item on any applicable successor form) or (2) the amount identified as "Statutory Capital" on the Quarterly Certificate of LaSalle Re, whichever was most recently delivered to the Administrative Agent and the Lenders pursuant to subsection 5. 1, (ii) plus, to the extent it is excluded or deducted in the
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          determination of the amount in clause (i) hereof, the amount of any preferred stock of LaSalle Re (including the Preferred Stock and the LaSalle Re Series A Preferred Shares) and (iii) less an amount equal to the outstanding Loans.

          (b) The definition of "Tangible Net Worth" set forth in subsection 1.1 of Credit Agreement is hereby amended by adding the following phrase immediately before the period at the end of such definition:

     ; provided that with respect to the Borrower, Tangible Net Worth shall include all items which in accordance with GAAP would be included under minority interest on a balance sheet of the Borrower at the date of determination and (c) inserting the following new definitions in their appropriate alphabetical order:

               "Holdings Series A Preferred Shares": the perpetual preferred shares issued prior to June 1, 1997 by the Borrower in an aggregate amount not exceeding $75,000,000 on substantially the terms and conditions set forth in Annex I-C hereto.

               "LaSalle Re Series A Preferred Shares": the perpetual preferred shares issued prior to June 1, 1997 by LaSalle Re in an aggregate amount not exceeding $75,000,000 on substantially the terms and conditions set forth in Annex I-D hereto.

     2. Amendment to Subsection 6.1. Subsection 6.1 of the Credit Agreement is hereby amended by (a) deleting the amount "$250,000,000" in clause (b) thereof and substituting therefor the amount "$300,000,000" and (b) deleting the amount "$250,000,000" in clause (c) thereof and substituting therefor the amount "$300,000,000".

     3. Amendment to Subsection 6.2. Subsection 6.2 of the Credit Agreement is hereby amended by (a) deleting the "and" at the end of clause (iii) and (b) inserting immediately before the period at the end of such subsection the following new clause:

          , (v) the issue of the Holdings Series A Preferred Shares in an aggregate amount not exceeding $75,000,000, and (vi) the issue of the LaSalle Re Series A Preferred Shares in an aggregate amount not exceeding $75,000,000

     4. Amendment to Subsection 6.7. Subsection 6.7 of the Credit Agreement is hereby amended by (a) deleting in its entirety clause (ii) thereof and substituting in lieu thereof the following:
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          (ii) (A) LaSalle Re may pay a cash dividend on its common shares immediately prior to December 31, 1995 in an aggregate amount not to exceed $25,000,000, (B) the Borrower may make a share repurchase of the common shares of the Borrower immediately prior to December 31, 1996 in an aggregate amount not to exceed $50,000,000, and (C) the Borrower may make a share repurchase of common shares of the Borrower prior to January 1, 1998 in an aggregate amount equal to the sum of
          (1) the proceeds of the Holdings Series A Preferred Shares and (2) to the extent not utilized, the Restricted Payments previously permitted pursuant to subclause (ii)(B) of this subsection 6.7; provided that in no case shall Restricted Payments made pursuant to this subclause
          (ii)(C) exceed an aggregate amount of $125,000,000, and

     and (b) deleting in its entirety clause (iii) thereof and substituting in lieu thereof the following:

          (iii) each of the Borrower and LaSalle Re may make a Restricted Payment on its common shares and the Borrower may make Restricted Payments in the form of cash dividends on the Holdings Series A Preferred Shares when (A) the Consolidated Tangible Net Worth resulting after such Restricted Payment would be at least (1) during calendar year 1996, $350,000,000, (2) during calendar years 1997 and 1998, $375,000,000, and (3) thereafter, $400,000,000 and (B) the aggregate Restricted Payments, resulting after such Restricted Payment, pursuant to this clause (iii) during any fiscal quarter of the Borrower would not exceed 12.5% of the Consolidated Net Income of the Borrower for the immediately preceding fiscal year; provided that the aggregate amount of Restricted Payments made pursuant to this clause (iii) in the third quarter of the Borrower's 1997 fiscal year shall not exceed 13.75% of the Consolidated Net Income of the Borrower for the immediately preceding fiscal year

     5. Amendment to Subsection 6.9. Subsection 6.9 of the Credit Agreement is hereby amended by (a) deleting the "and" at the end of clause (v) thereof and
(b) inserting the following new clause immediately preceding the period at the end of such subsection:

          and (vii) Investments by the Borrower in the LaSalle Re Series A Preferred Shares made prior to June 1, 1997

     6. Amendment to Subsection 6.13. Subsection 6.13 of the Credit Agreement is hereby amended by deleting that subsection in its entirety and substituting in lieu thereof the following:

               6.13 Limitation on Issuances of Capital Stock. Issue or sell any shares of LaSalle Re's Capital Stock (other than the Eligible Stock) unless such
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          Capital Stock is subordinate to the Eligible Stock in terms of dividends and liquidation preference and is otherwise on terms and conditions satisfactory in all respects to the Required Lenders; except that LaSalle Re may issue and sell to the Borrower the LaSalle Re Series A Preferred Shares.

     7. Amendment of Annexes: Annexes I-C and I-D are hereby added to the Credit Agreement in the forms thereof set forth on Exhibits A and B, respectively, hereto.

     III. Conditions to Effectiveness. This Amendment shall become effective on the date (the "Amendment Effective Date") on which the following condition precedent has been satisfied or waived:

     1. The Borrower, the Agent and the Required Lenders shall have executed and delivered this Amendment to the Agent.

     IV.  General.

     1. Representations and Warranties. To induce the Agent and the Lenders parties hereto to enter into this Amendment, the Borrower hereby represents and warrants to the Agent and all of the Lenders as of the Amendment Effective Date that:

     (a) Financial Condition. (1) The audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at September 30, 1996 and the related audited consolidated statements of income and of cash flows for the fiscal year ended on such date, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended.

     (2) The unaudited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at December 31, 1996 and the related unaudited consolidated statement of income and of cash flows for the three-month period ended on each such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the three-period then ended (subject to normal year-end audit adjustments).

     (3) All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein).
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     (b)  Corporate Power; Authorization; Enforceable Obligations.

     (1) The Borrower has the corporate power and authority, and the legal right, to make, deliver this Amendment and to perform the Loan Documents to which it is a party, as amended by this Amendment, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment and the performance of such Loan Documents, as so amended.

     (2) No consent or authorization of, approval by, notice to, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution and delivery of this Amendment or with the performance, validity or enforceability of the Loan Documents to which it is a party, as amended by this Amendment.

     (3) This Amendment has been duly executed and delivered on behalf of the Borrower.

     (4) This Amendment and each Loan Document to which it is a party, as amended by this Amendment, constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     (c) No Legal Bar. The execution, delivery and performance of this Amendment and the performance of the Loan Documents, as amended by this Amendment, will not violate any Requirement of Law or Contractual Obligation of the Borrower or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

     (d) Representations and Warranties. The representations and warranties made by the Borrower in the Loan Documents are true and correct in all material respects on and as of the Amendment Effective Date, before and after giving effect to the effectiveness of this Amendment, as if made on and as of the Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

     2. Payment of Expenses. The Borrower agrees to pay or reimburse the Agent for all of its out-of-pocket costs and reasonable expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions
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contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent.

     3. No Other Amendments; Confirmation. Except as expressly amended, modified and supplemented hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

     4. Governing Law; Counterparts. (a) This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

     (b) This Amendment may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Agent. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.
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          IN, WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.



                                    LASALLE RE HOLDINGS LIMITED

                                    By: /s/ Andrew Cook
                                        ----------------------------------
                                    Title: Chief Financial Officer

                                    THE CHASE MANHATTAN BANK, as
                                    Administrative Agent and as a Lender

                                    By: /s/ Deborah Van Zijl
                                        ----------------------------------
                                    Title: Vice President

                                    THE FIRST NATIONAL BANK OF CHICAGO

                                    By: /s/ Samuel W. Bridges
                                        ----------------------------------
                                    Title: First Vice President

                                    MELLON BANK, N.A.

                                    By: /s/ Susan M. Whitewood
                                        ----------------------------------
                                    Title: Assistant Vice President

                                    FLEET NATIONAL BANK

                                    By: /s/ Carla Balesano
                                        ----------------------------------
                                    Title: Vice President

                                    CITIBANK, N.A.

                                    By: /s/ Andrew G. Fowler
                                        ----------------------------------
                                    Title: Vice President